                                   Exhibit 99.1

Authentidate Announces Name Change to

AEON Global Health Corp to Reflect Broader Healthcare Focus and Innovative Solutions

New Trading Symbol “AGHC” Effective February 1, 2018

For Immediate Release:

Gainesville, GA – January 31, 2018 – Authentidate Holding Corp. (OTCQB: ADAT), announced today that it has completed its previously announced corporate name change to Aeon Global Health Corp. The name change is effective immediately. In addition, effective as of the start of trading on February 1, 2018, our common stock will begin being quoted on the OTC Markets Group, Inc.’s OTCQB tier under the new symbol “AGHC”. The name change is part of the company’s broader rebranding effort and directly reflects its growth initiatives to enhance its suite of service offerings and to introduce its growing array of services to customers in foreign markets, including Latin America and the Middle East. The change to the company’s trading symbol is also intended to increase its profile within the investment community.

Aeon Global Health’s primary business focus is offering a “personalized medicine” approach to laboratory testing services to provide customers with actionable medical information. Aeon is an innovator in the genomic testing area with a comprehensive menu of genetic tests and a pipeline of additional molecular-based tests in development. The new corporate identity will quickly convey who we are to our target markets.

“2018 marks a year of new opportunities for Aeon Global Health,” said Sonny Roshan, Chairman and CEO. “This year, we anticipate advancing our growth trajectory as we expand both our portfolio of services and solutions as well as our market presence and continue to differentiate ourselves while creating a world class brand.”

Our new name, Aeon Global Health, conveys our commitment to our customers as an innovator in the laboratory testing and healthcare diagnostics space. It also signals our plans to expand our business into international markets. At Aeon, we offer a broad array of advanced solutions that are well-aligned with long-term healthcare trends as we focus on delivering clinically actionable healthcare data which can lead to improved outcomes for multiple stakeholders. “Our new name expresses our core mission to positively impact patients and physicians through innovation and leadership in the field of healthcare diagnostics,” Roshan added.

Beginning February 1, 2018 all information, including stock trading and market data will be reported under the new ticker symbol, “AGHC”. The CUSIP for our common stock will change to 00774U 107. The name change does not affect the rights of our stockholders. Our current stockholders will not need to exchange their current stock certificates, as the stock certificates reflecting our prior corporate name will continue to be valid.

About Aeon Global Health Corp.:

Aeon Global Health Corp. is an emerging leader in the provision of clinically actionable medical informatics. Founded in 2011, Aeon is focused on the delivery of services that exceed federal standards for quality and industry standards for turn-around time. Operating out of a 30,000 square foot facility built to FDA standards in suburban Atlanta, the Company provides a comprehensive menu of diagnostic and laboratory-developed tests as well as interpretative data for a wide range of inherited conditions.

Except for historical information, the matters discussed in this press release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, words such as “believe”, “anticipate” think”, “intend”, “plan”, “will be”, “expect” or similar expressions identify such forward looking statements. In addition, such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, for example, the markets for the Company's services, costs of and services, other expenses, government regulations, litigation, and general business conditions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.